EXHIBIT 23



Consent of Independent Public Accountant

As independent public accountants, we hereby consent to the incorporation of our reports dated February 20, 1998, included in the company's 1997 Annual Report to Stockholders and incorporated by reference in this Form 10-K and on page 27 of this Form 10-K, into the company's previously filed Registration Statements on Form S-8 File Nos. 33-24274, 33-50949 and 333-28235, and the company's previously filed Registration Statements on Form S-3 File Nos. 33-5473 and 33-66112.



                                                  (ARTHUR ANDERSEN LLP)
                                                   ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma
  March 26, 1998